UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2006
Asyst Technologies, Inc.
(Exact Name of Registrant, as Specified in Charter)

California	000-22430	94-2942251
(State or Other	(Commission File	(IRS Employer
Jurisdiction	Number)	Identification Number)
of Incorporation)

46897 Bayside Parkway,
Fremont, California (Address of Principal		94538 (Zip Code)
Executive Offices)
Registrant’s telephone number, including area code: (510) 661-5000
Not Applicable
(Former Name or Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On July 31, 2006, Asyst issued a press release addressing the timing of its release of sales and booking results for its fiscal quarter ended June 30, 2006, the timing of its announcement of additional financial results for that quarter, and various matters related to the previously announced inquiry into past stock option grants and practices being conducted by a special committee of its independent directors. That press release, dated July 31, 2006, and titled “Asyst Announces Availability of Webcast Regarding First Quarter Sales Results and Provides Update on Stock Option Review,” is attached hereto as Exhibit 99.1.
     The information in Item 2.02 of this Current Report, including the exhibit to this item, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Sections 11 or 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this item and in its accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired. Not applicable.
(b) Pro Forma Financial Information. Not applicable.
(c) Exhibits:

Exhibit
Number	Description
99.1	Press Release titled “Asyst Announces Availability of Webcast Regarding First Quarter Sales Results and Provides Update on Stock Option Review”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASYST TECHNOLOGIES, INC.
Date: August 4, 2006	By:	/s/ Steve Debenham
Steve Debenham
Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release titled “Asyst Announces Availability of Webcast Regarding First Quarter Sales Results and Provides Update on Stock Option Review”

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